UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2013

ENZON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12957 (Commission File Number)	22-2372868 (IRS Employer Identification No.)

20 Kingsbridge Road, Piscataway, New Jersey (Address of principal executive offices)	08854 (Zip Code)

(732) 980-4500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Enzon Pharmaceuticals, Inc. (the “Company”) is filing this Current Report on Form 8-K for the purpose of providing stockholders with additional information regarding the tax characteristics of the Company’s special dividend of $2.00 per share of common stock that was paid on December 21, 2012 to the Company’s stockholders of record as of December 10, 2012 (the “Special Dividend”). $0.1851 per share of the Special Dividend is estimated to be a taxable dividend (with no effect on basis). The remaining $1.8149 per share of the Special Dividend is a reduction in the stock basis in each share. To the extent the tax basis in a share is less than $1.8149, the excess of $1.8149 over the basis in that share is recognized as capital gain.

A copy of the Internal Revenue Service Form 8937 for the Special Dividend has been posted on the “Investors and Media” page of the Company’s website at http://investor.enzon.com/.

The Company does not provide tax advice. Stockholders should consult with their own tax advisors regarding the specific tax treatment of the special dividend that they received from the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC.
(Registrant)
Date: February 21, 2013	By:	/s/ Andrew Rackear
Name: Andrew Rackear
Title: Vice President and General Counsel